Exhibit 31.1

CERTIFICATIONS

I, Hong Ma, certify that:

     1.   I have reviewed this annual report on Form 10-KSB of American Golden Century Investments, Inc.;

     2.   Based on my knowledge, this report does not contain any untrue statement  of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3.   Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

     4.   The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and15d-15(e)) for the registrant and have:

               a.   Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to  ensure that material information relating to the registrant, including its consolidated subsidiaries,  is made known to us by others within those entities, particularly  during the period in which this report is being prepared;

               b.   Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the  effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation and

               c.   Disclosed in this report any change in the registrant's internal  control over financial reporting that occurred during the registrant's most recent  fiscal quarter (the registrant's  fourth fiscal quarter in the case of an annual report)  that has materially affected, or is reasonably likely to materially affect, the  registrant's internal control over financial reporting; and

     5.   The registrant's other certifying officer(s) and I have disclose based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's  board of directors (or persons performing the equivalent functions):

               a.   All  significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are  reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

               b.   Any fraud, whether or not material, that involves management or  other  employees  who  have  a  significant  role in the registrant's  internal  control  over  financial  reporting.

Date: April 18, 2006

By:  /s/ Hong Ma

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Hong Ma

Chief Executive Officer